Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 1, 2015, relating to the Statement of Assets and Liabilities of John Hancock Multifactor Large Cap ETF, which appear in such Registration Statement. We also consent to the reference to us under the headings “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 14, 2015